Company Contact: Kelly J. Gill Chief Executive Officer 615-771-7575	Investor Relations: James R. McKnight, Jr. Chief Financial Officer 615-771-7575
Diversicare Announces 2015 First Quarter Results
Reports Revenue Growth of 22% and EBITDA Growth of 55%

BRENTWOOD, TN, (May 7, 2015) – Diversicare Healthcare Services, Inc. (NASDAQ: DVCR), a premier provider of long-term care services primarily in the Southeast and Southwest, today announced its results for the first quarter ended March 31, 2015. The Company's year-over-year revenue and EBITDA grew by 22.4% and 55.0% year-over-year, respectively.
On May 6, 2015, the Board of Directors declared a quarterly dividend of $0.055 per common share payable to shareholders of record as of June 30, 2015, to be paid on July 14, 2015.
First Quarter 2015 Highlights

•
Net revenue increased 22.4% to $95.2 million in the first quarter of 2015 from $77.8 million in the first quarter of 2014, primarily attributable to the 10 nursing centers acquired during 2014 and 2015.

•	EBITDA increased to $2.8 million in the first quarter of 2015 compared to $1.8 million in 2014.

•	General and administrative expenses decreased as a percentage of revenues to 6.4% in the first quarter of 2015 from 6.6% in the first quarter of 2014.

•
On February 1, 2015, the Company acquired the assets of a 94-bed skilled nursing center in Glasgow, Kentucky, for an aggregate purchase price of $7 million financed through a mortgage loan with The PrivateBank. Additionally, in a separate and unrelated transaction, the Company assumed operations through a lease agreement of an 85-bed skilled nursing center in Hutchinson, Kansas.

•
Subsequent to the end of the quarter, Congress passed legislation to permanently replace the formula used by Medicare for establishing annual payment rate updates providing some stability to the reimbursement methodology under Medicare, also known as the "permanent doc fix". The legislation also extends the exceptions process for Medicare Part B therapy caps through December 31, 2017.

CEO Remarks

Commenting on the results, Kelly Gill, Diversicare's CEO, stated, "Our first quarter results continue to build upon the transformative development efforts we have accomplished over the past couple of years. The tools and resources we have put in place are performing well to support our development efforts as we seek to grow the company through selective acquisitions. As we have seen over the past several quarters, our new acquisitions are contributing on an accretive basis, same-store facility margins are remaining steady, if not improving slightly, and our G&A expenses as a percent of revenue have normalized. The combinations of these contributing factors are fueling our year-over-year improvement in revenue of 22% and a 55% improvement in EBITDA.
"During the quarter, we reported the addition of two new facilities to our portfolio. On February 1, we purchased a facility in Glasgow, Kentucky, and assumed operations of another facility in Hutchinson, Kansas. The Kansas facility is a lease with an option to purchase after the first year of operations. We expect these facilities to contribute revenues in excess of $9 million annually and to be accretive to earnings in 2015. We now own 14 of our 54 facilities, or 26% of our portfolio, and have purchase options on two of the remaining leased facilities. With these transactions, we have now added 23 facilities since we began our growth phase."
Mr. Gill continued, "We remain focused on our key overarching goals which not only include growth in our portfolio and improved financial performance of both new acquisitions and same-store operations, but most importantly, improved clinical outcomes. Our operations team remains focused on improving the care and service we provide to those we have the privilege to serve. Again this quarter we are seeing industry-leading metrics on our Quality Measures outcomes as measured by the CMS 5 Star Rating System compared to our for-profit peer group. Overall, the Diversicare team is demonstrating our versatility and effective management over the key drivers of our business even in the high-growth environment we are in today."
Mr. Gill concluded, "We look forward to sustaining the momentum we have built over the last couple of years. We are pleased to have recently closed two new acquisitions already for the year and we believe we are positioned to continue the growth and evolution of the business."
Other Highlights for the First Quarter 2015
The following table summarizes key revenue and census statistics for continuing operations for each period:

	Three Months Ended March 31,
	2015	2014
Skilled nursing occupancy	77.1%	77.8%
As a percent of total census:
Medicare census	13.6%	12.5%
Managed Care census	4.0%	3.8%
As a percent of total revenues:
Medicare revenues	31.0%	28.7%
Medicaid revenues	47.0%	49.2%
Managed Care revenues	7.2%	7.0%
Average rate per day:
Medicare	$453.84	$437.64
Medicaid	$164.39	$157.83
Managed Care	$392.41	$377.78

 Patient Revenues
Patient revenues were $95.2 million in 2015 and $77.8 million in 2014. This increase is primarily attributable to the acquisition of new nursing centers during the period. The following table summarizes the revenue increases attributable to our portfolio growth (in thousands):

	Period Ended March 31,
	2015	2014	Change
Same-store revenue	$81,727	$76,825	$4,902
2014 acquisition revenue	11,743	974	10,769
2015 acquisition revenue	1,755	—	1,755
Total revenue	$95,225	$77,799	17,426
The overall increase in revenue of $17.4 million is primarily attributable to incremental revenue contributions from acquisition activity in 2014 of $10.8 million, as well as the contribution from the newly acquired nursing centers in Glasgow, Kentucky and Hutchinson, Kansas. The two nursing centers acquired to date in 2015 contributed $1.8 million in revenues since the Company assumed operations on February 1, 2015.
The same-store revenues increased by $4.9 million in 2015 compared to the same period in 2014. Overall same-store Medicare census increased 9.4% in 2015 resulting in same-store revenue increase of $1.8 million compared to 2014. Managed Care average daily census increased 17.3% resulting in a revenue increase at our same-store nursing centers of $0.9 million in revenue. The increases in revenue associated with our census increases were partially offset by a decrease in Medicaid census resulting in a revenue decrease of $1.2 million in same-store nursing centers as compared to 2014.
The average Medicaid rate per patient day at same-store nursing centers for 2015 increased 5.0% compared to 2014, resulting in an increase in revenue of $1.8 million. This average rate per day for Medicaid patients is the result of rate increases in certain states and increasing patient acuity levels. The average Medicare rate per patient day for same-store nursing centers increased 3.0% for 2015 compared to 2014, resulting in an increase in revenue of $0.6 million. Additionally, the average Managed Care rate per patient day at same-store nursing centers increased 3.5% over the prior year period resulting in $0.2 million of additional same-store revenue.

Expenses
Operating expense increased in the first quarter of 2015 to $77.1 million as compared to $62.8 million in the first quarter of 2014, driven primarily by the $9.1 million increase in operating costs attributable to the nursing center operations acquired in 2014, as well as $1.6 million of operating expense associated with the nursing center operations assumed in the first quarter of 2015. The following table summarizes the expense increases attributable to our portfolio growth (in thousands):

	Period Ended March 31,
	2015	2014	Change
Same-store operating expense	$65,828	$62,183	$3,645
2014 acquisition expense	9,710	641	9,069
2015 acquisition expense	1,607	—	1,607
Total expense	$77,145	$62,824	$14,321
Operating expense increased slightly as a percentage of revenue to 81.0% for the first quarter of 2015 as compared to 80.8% for the first quarter of 2014. The largest component of operating expenses is wages. Considering the aforementioned addition of the new centers, we experienced an increase to $44.3 million in the first quarter of 2015 as compared to $36.0 million in the first quarter of 2014, an increase of $8.3 million, or 23.1%. Wages as a percentage of revenue slightly increased in the first quarter of 2015 to 46.5% as compared to 46.3% in the first quarter of 2014, an increase of 0.2%.
While the majority of the $14.3 million increase in operating expenses is attributable to the $9.1 million of incremental operating expenses from 2014 acquisitions and $1.6 million from 2015 acquisitions, the same-store nursing centers also experienced an increase of $3.6 million in the first quarter of 2015 as compared to the first quarter of 2014. The increase in operating expenses for our same-store nursing centers is primarily driven by a $2.9 million increase in salaries and related payroll taxes in 2015 compared to the prior year. Additionally, we experienced a $0.6 million increase in Nursing and Ancillary services in 2015 compared to 2014. Both of these increases are primarily attributable to increased census at the nursing centers requiring additional resources to provide care, as well as overall merit increases from the prior year.
Professional liability expense was $2.2 million in the first quarter of 2015 compared to $2.1 million in the first quarter of 2014, an increase of $0.1 million. We were engaged in 45 professional liability lawsuits as of March 31, 2015, compared to 61 as of March 31, 2014. Our quarterly cash expenditures for professional liability costs of continuing operations were $0.8 million and

$1.1 million for 2015 and 2014, respectively. Professional liability expense and cash expenditures fluctuate from year to year based respectively on the results of our third-party professional liability actuarial studies and on the costs incurred in defending and settling existing claims.
General and administrative expense was $6.1 million in the first quarter of 2015 as compared to $5.1 million in the first quarter of 2014, an increase of $1.0 million. As a percent of revenues, general and administrative expenses declined to 6.4% in 2015 as compared to 6.6% in 2014.
Interest expense was $1.0 million in the first quarter of 2015 and $0.9 million in the first quarter of 2014, an increase of $0.1 million. The increase was primarily attributable to higher debt balances in 2015 as a result of higher outstanding borrowings on the revolving credit facility due to the increase in centers undergoing the change in ownership process, as well as the addition of the Glasgow term loan during the first quarter of 2015.
Receivables
Our net receivables balance increased $2.2 million to $43.5 million as of March 31, 2015, from $41.3 million as of December 31, 2014. The increase is primarily attributable to $6.6 million in unbilled receivables as of March 31, 2015, compared to $5.5 million at December 31, 2014. These receivables are associated with our newly acquired nursing centers that are currently undergoing the Medicare and Medicaid change in ownership certification process.

Conference Call Information
A conference call has been scheduled for Friday, May 8, 2015 at 8:00 A.M. Central time (9:00 A.M. Eastern time) to discuss first quarter 2015 results.
The conference call information is as follows:

Date:	Friday, May 8, 2015
Time:	8:00 A.M. Central, 9:00 A.M. Eastern
Webcast Links:	www.DVCR.com
Dial in numbers:	877.340.2552 (domestic) or 253.237.1159 (International) Conference ID: 34251955 The Operator will connect you to Diversicare’s Conference Call

A replay of the conference call will be accessible two hours after its completion through May 15, 2015, by dialing 855-859-2056 (domestic) or 404-537-3406 (international) and entering Conference ID 34251955.
FORWARD-LOOKING STATEMENTS

The "forward-looking statements" contained in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are predictive in nature and are frequently identified by the use of terms such as "may," "will," "should," "expect," "believe," "estimate," "intend," and similar words indicating possible future expectations, events or actions. These forward-looking statements reflect our current views with respect to future events and present our estimates and assumptions only as of the date of this release. Actual results could differ materially from those contemplated by the forward-looking statements made in this release. In addition to any assumptions and other factors referred to specifically in connection with such statements, other factors, many of which are beyond our ability to control or predict, could cause our actual results to differ materially from the results expressed or implied in any forward-looking statements including, but not limited to, our ability to successfully operate the new nursing centers in Alabama, Kansas, Kentucky, Missouri, Ohio, and Indiana, our ability to increase census at our renovated centers, changes in governmental reimbursement, including the impact of the CMS final rule that has resulted in a reduction in Medicare reimbursement as of October 2012 and our ability to mitigate the impact of the revenue reduction, government regulation, the impact of the recently adopted federal health care reform or any future health care reform, any increases in the cost of borrowing under our credit agreements, our ability to comply with covenants contained in those credit agreements, the outcome of professional liability lawsuits and claims, our ability to control ultimate professional liability costs, the accuracy of our estimate of our anticipated professional liability expense, the impact of future licensing surveys, the outcome of proceedings alleging violations of state or Federal False Claims Acts, laws and regulations governing quality of care or other laws and regulations applicable to our business including laws governing reimbursement from government payors, impacts associated with the implementation of our electronic medical records plan, the costs of investing in our business initiatives and development, our ability to control costs, changes to our valuation of deferred tax assets, changes in occupancy rates in our centers, changing economic and competitive conditions, changes in anticipated revenue and cost growth, changes in the anticipated results of operations, the effect of changes in accounting policies as well as others. The Company has provided additional information in its Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as well as in its other filings with the Securities and Exchange Commission, which readers are encouraged to review for further disclosure of other factors. These assumptions may not materialize to the extent assumed, and risks and uncertainties may cause actual results to be different from anticipated results. These risks and uncertainties also may result in changes to the Company's business plans and prospects. Diversicare Heathcare Services, Inc. is not responsible for updating the information contained in this press release beyond the published date, or for changes made to this document by wire services or Internet services.

Diversicare provides long-term care services to patients in 54 skilled nursing and long-term care centers containing 6,500 licensed beds. For additional information about the Company, visit Diversicare's web site: www.DVCR.com.
-Financial Tables to Follow-

DIVERSICARE HEALTHCARE SERVICES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2015	December 31, 2014
ASSETS:
Current Assets
Cash and cash equivalents	$3,604	$3,818
Receivables, net	43,480	41,272
Deferred income taxes	6,962	7,016
Current assets of discontinued operations	37	73
Other current assets	3,839	3,760
Total current assets	57,922	55,939

Property and equipment, net	50,486	43,855
Deferred income taxes	13,090	12,885
Acquired leasehold interest, net	7,748	7,844
Other assets, net	6,699	8,566
TOTAL ASSETS	$135,945	$129,089

LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities
Current portion of long-term debt and capitalized lease obligations	$8,302	$5,705
Trade accounts payable	8,928	8,121
Current liabilities of discontinued operations	317	482
Accrued expenses:
Payroll and employee benefits	15,293	14,642
Current portion of self-insurance reserves	12,077	11,833
Other current liabilities	4,932	6,359
Total current liabilities	49,849	47,142
Noncurrent Liabilities
Long-term debt and capitalized lease obligations, less current portion	47,428	42,559
Self-insurance reserves, less current portion	14,430	14,268
Other noncurrent liabilities	12,942	13,366
Total noncurrent liabilities	74,800	70,193

PREFERRED STOCK	—	—

SHAREHOLDERS’ EQUITY	11,296	11,754

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$135,945	$129,089

DIVERSICARE HEALTHCARE SERVICES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
PATIENT REVENUES, net	$95,225	$77,799
Operating expense	77,145	62,824
Facility-level operating income	18,080	14,975

EXPENSES:
Lease and rent expense	7,145	5,967
Professional liability	2,155	2,061
General and administrative	6,051	5,114
Depreciation and amortization	1,879	1,735
Total expenses less operating	17,230	14,877
OPERATING INCOME	850	98
OTHER INCOME (EXPENSE):
Equity in net income (loss) of unconsolidated affiliate	108	(3)
Interest expense, net	(950)	(892)
	(842)	(895)
INCOME (LOSS) FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	8	(797)
BENEFIT (PROVISION) FOR INCOME TAXES	(3)	364
NET INCOME (LOSS) FROM CONTINUING OPERATIONS	5	(433)
NET INCOME (LOSS) FROM DISCONTINUED OPERATIONS:
Operating loss, net of taxes	(263)	(612)
DISCONTINUED OPERATIONS	(263)	(612)
NET LOSS	(258)	(1,045)
Less: Loss attributable to noncontrolling interest	—	25
NET LOSS ATTRIBUTABLE TO DIVERSICARE HEALTHCARE SERVICES, INC.	(258)	(1,020)
PREFERRED STOCK DIVIDENDS	—	(86)
NET LOSS FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS	$(258)	$(1,106)

NET INCOME (LOSS) PER COMMON SHARE FOR DIVERSICARE HEALTHCARE SERVICES, INC. SHAREHOLDERS:
Per common share – basic and diluted
Continuing operations	$—	$(0.08)
Discontinued operations	(0.04)	(0.11)
	$(0.04)	$(0.19)

DIVIDENDS DECLARED PER SHARE OF COMMON STOCK	$0.055	$0.055
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	6,045	5,975

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(In thousands)

	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Net income (loss)	$(258)	$505	$4,147	$1,101	$(1,045)
Loss (income) from discontinued operations, net of tax	263	186	(3,928)	(128)	612
Income tax benefit	3	319	147	755	(364)
Interest expense	950	940	916	949	892
Depreciation and amortization	1,879	1,826	1,812	1,705	1,735
EBITDA	2,837	3,776	3,094	4,382	1,830

EBITDA adjustments:
Acquisition related costs (a)	142	117	124	207	110
Adjusted EBITDA	$2,979	$3,893	$3,218	$4,589	$1,940

(a)	Represents non-recurring costs associated with acquisition-related transactions.

DIVERSICARE HEALTHCARE SERVICES, INC.
RECONCILIATION OF NET INCOME (LOSS) FOR DIVERSICARE HEALTHCARE
SERVICES, INC. COMMON SHAREHOLDERS TO ADJUSTED NET INCOME (LOSS)
FOR DIVERSICARE HEALTHCARE SERVICES, INC. COMMON SHAREHOLDERS
(In thousands, except per share data)

	For Three Months Ended
	March 31, 2015	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014

Net income (loss) for Diversicare Healthcare Services, Inc. Common shareholders	$(258)	$505	$4,099	$1,015	$(1,106)
Adjustments:
Acquisition related costs (a)	142	117	124	207	110
Tax impact of above adjustments (b)	(38)	(41)	(43)	(73)	(38)
Discontinued operations, net of tax	263	186	(3,928)	(128)	612
Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders	$109	$767	$252	$1,021	$(422)

Adjusted net income (loss) for Diversicare Healthcare Services, Inc. common shareholders
Basic	$0.02	$0.13	$0.04	$0.17	$(0.07)
Diluted	$0.02	$0.12	$0.04	$0.17	$(0.07)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	6,045	6,032	6,020	6,015	5,975
Diluted	6,271	6,270	6,248	6,181	5,975

(a)	Represents non-recurring costs associated with acquisition-related transactions.
(b)	Represents tax provision for the cumulative adjustments for each period.

DIVERSICARE HEALTHCARE SERVICES, INC.
FUNDS PROVIDED BY OPERATIONS
(In thousands, except per share data)

	Three Months Ended March 31,
	2015	2014
NET INCOME (LOSS)	$(258)	$(1,045)
Discontinued operations	(263)	(612)
Net income (loss) from continuing operations	5	(433)
Adjustments to reconcile net income (loss) from continuing operations to funds provided by operations:
Depreciation and amortization	1,879	1,735
Provision for doubtful accounts	1,503	1,361
Deferred income tax provision (benefit)	(116)	(660)
Provision for self-insured professional liability, net of cash payments	930	711
Stock based compensation	155	141
Equity in net losses of unconsolidated affiliate	(108)	3
Non-cash interest accretion	—	(26)
Other	(311)	(160)
FUNDS PROVIDED BY OPERATIONS	$3,937	$2,672

FUNDS PROVIDED BY OPERATIONS PER COMMON SHARE:
Basic and diluted	$0.65	$0.45
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING :
Basic and diluted	6,045	5,975
We have included certain financial measures in this press release, including EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations which are “non-GAAP financial measures” using accounting principles generally accepted in the United States (GAAP) and using adjustments to GAAP (non-GAAP). These non-GAAP measures are not measurements under GAAP. These measurements should be considered in addition to, but not as a substitute for, the information contained in our financial statements prepared in accordance with GAAP. We define EBITDA as net income (loss) adjusted for loss (income) from discontinued operations, net interest expense, income tax and depreciation and amortization. We define Adjusted EBITDA as EBITDA adjusted acquisition-related costs. We define Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders as Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders adjusted for acquisition-related costs. Funds Provided by Operations is defined as net income from operating activities adjusted for the cash effect of professional liability and other non-cash charges. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred tax benefit and other non-cash charges.
Our measurements of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations may not be comparable to similarly titled measures of other companies. We have included information concerning EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations in this press release because we believe that such information is used by certain investors as measures of a company’s historical performance. Management believes that Adjusted EBITDA and Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders are important performance measurements because they eliminate certain nonrecurring start-up losses and separation costs. Management believes that Funds Provided by Operations is an important performance measurement because it eliminates the effect of actuarial assumptions on our professional liability reserves, includes the cash effect of professional liability payments, and does not include the effects of deferred taxes and other non-cash items. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Net income (loss) for Diversicare Healthcare Services, Inc. common shareholders and Funds Provided by Operations should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

DIVERSICARE HEALTHCARE SERVICES, INC. SELECTED OPERATING STATISTICS (Unaudited)
Three Months Ended March 31, 2015
	As of March 31, 2015			Occupancy (Note 2)
Region (Note 1)	Licensed Nursing Beds	Available Nursing Beds	Skilled Nursing Weighted Average Daily Census	Licensed Nursing Beds	Available Nursing Beds	Medicare Utilization	2015 Q1 Revenue ($ in millions)	Medicare Room and Board Revenue PPD (Note 3)	Medicaid Room and Board Revenue PPD (Note 3)
Alabama	925	917	818	88.5%	89.3%	18.1%	$18.2	$443.30	$177.87
Kansas	842	837	628	77.2%	77.7%	10.7%	11.4	431.04	150.35
Kentucky	1,257	1,181	1,082	88.4%	94.2%	16.2%	24.9	463.21	183.99
Ohio	426	426	326	76.5%	76.5%	10.9%	8.4	476.21	177.60
Tennessee	705	651	502	71.2%	77.1%	16.7%	10.2	425.22	161.33
Texas	1,849	1,726	1,224	66.2%	70.9%	9.3%	22.1	480.62	143.50
Total	6,004	5,738	4,580	77.1%	80.7%	13.6%	$95.2	$453.84	$164.39

Note 1:
The Alabama region includes nursing centers in Alabama and Florida. The Kentucky region includes nursing centers in Ohio and West Virginia. The Tennessee region includes one nursing center in Kentucky. The Ohio region includes one nursing center in Indiana.

Note 2:
The number of Licensed Nursing Beds is based on the licensed capacity of the facility. The Company has historically reported its occupancy based on licensed nursing beds, and excludes a limited number of assisted living beds. The number of Available Nursing Beds represents licensed nursing beds less beds removed from service. Available nursing beds is subject to change based upon the needs of the facilities, including configuration of patient rooms, common usage areas and offices, status of beds (private, semi-private, ward, etc.) and renovations. Occupancy is measured on a weighted average basis.

Note 3:	These Medicare and Medicaid revenue rates include room and board revenues but do not include any ancillary revenues related to these patients.

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